CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated April 4, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-75608) of General Municipal Bond Fund, Inc.




                                             [ERNST & YOUNG LLP SIGNATURE LOGO]


New York, New York
June 22, 2001